U.K. Office of Fair Trading Clears FleetCor’s Acquisition of Allstar

Atlanta, GA – May 11, 2012 – FleetCor Technologies, Inc. (NYSE: FLT), a global leader in providing fuel card and workforce payment products to businesses, today announced that its acquisition of Allstar Business Solutions in the U.K. has been cleared by the Office of Fair Trading (“OFT”).

“We are pleased that the OFT has cleared this acquisition which will now allow FleetCor to begin actively managing the business. We believe that Allstar has significant growth potential which will be enhanced further as part of FleetCor,” said Ron Clarke, chairman and chief executive officer, FleetCor Technologies, Inc.

About FleetCor
FleetCor is a leading global provider of fuel cards and workforce payment products to businesses. FleetCor’s payment programs enable businesses to better control employee spending and provide card-accepting merchants with a high volume customer base that can increase their sales and customer loyalty. FleetCor serves commercial accounts in North America, Latin America, and Europe. For more information, please visit www.fleetcor.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Some of these statements include those regarding FleetCor management’s expectations about Allstar, its plans or prospects. Statements that are not historical facts, including statements about FleetCor’s beliefs, expectations and future performance, are forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including failure to attain anticipated growth and operating results from Allstar. FleetCor undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in FleetCor’s Annual Report on Form 10-K, which further detail and supplement the factors described in this paragraph.

Contact
Investor Relations, (770)729-2017, investor@fleetcor.com